                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY

                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT dated as of November 30, 2004 (this "Agreement")
among AFFINIA GROUP HOLDINGS INC., a Delaware corporation ("Parent"), CYPRESS
MERCHANT BANKING PARTNERS II L.P., a Delaware limited partnership ("Cypress
Onshore"), CYPRESS MERCHANT BANKING II C.V., a limited partnership formed under the laws of The Netherlands ("Cypress Offshore"), 55TH STREET PARTNERS II L.P.,
a Delaware limited partnership ("55th Street"), CYPRESS SIDE-BY-SIDE LLC, a
Delaware limited liability company ("Side-by-Side" and, together with Cypress
Onshore, Cypress Offshore and 55th Street, the "Cypress Group"), ONTARIO
MUNICIPAL EMPLOYEES RETIREMENT BOARD, a corporation established under the
Ontario Municipal Employees Retirement System Act ("OMERS"), THE NORTHWESTERN
MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation ("NW Mutual"), CALIFORNIA
STATE TEACHERS' RETIREMENT SYSTEM, a government employee benefit plan
("CalSTRS"), and STOCKWELL FUND, L.P., a Delaware limited partnership
("Stockwell").

     WHEREAS, each Stockholder (as defined below) has entered into a subscription agreement with Parent (each a "Subscription Agreement") pursuant to which such Stockholder has agreed to acquire shares of Common Stock (as defined below) and to enter into this Agreement;

     WHEREAS, pursuant to the Stock and Asset Purchase Agreement, dated as of
July 8, 2004 (the "Purchase Agreement") between Affinia Group Inc. (f/k/a AAG
Opco Corp.), a Delaware corporation ("Affinia") and an indirect, wholly owned subsidiary of Parent, and Dana Corporation, a Virginia corporation ("Dana"),
Affinia will purchase the automotive aftermarket business from Dana;

     WHEREAS, as of the date hereof, as a result of the consummation of the transactions contemplated by the Subscription Agreements: (i) Cypress Onshore
owns 825,214.3427 shares of Common Stock; (ii) Cypress Offshore owns 35,081.2121 shares of Common Stock; (iii) 55th Street owns 7,963.4352 shares of Common
Stock; (iv) Side-by-Side owns 1,740 shares of Common Stock; (v) OMERS owns
280,000 shares of Common Stock; (vi) NW Mutual owns 160,000 shares of Common
Stock; (vii) CalSTRS owns 80,000 shares of Common Stock; and Stockwell owns
30,000 shares of Common Stock;

     WHEREAS, the parties desire to enter into an agreement which imposes certain restrictions and obligations on themselves, and on the shares of capital stock of Parent in order to promote their mutual interests.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                          DEFINED TERMS; INTERPRETATION

     1.1. Terms. As used in this Agreement, the following terms shall have the meanings set forth below.

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     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term
"control" means, with respect to any Person, the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Board of Directors" means the Board of Directors of Parent.

     "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in New York, New York or Toronto, Ontario are authorized or required by law to remain closed.

     "Call Period" means the period beginning on the date of delivery of an IPO
Demand Notice and ending upon the earlier of (x) the 91st day after delivery of such IPO Demand Notice and (y) the commencement of bona fide "road shows" in respect of a Public Offering with respect to such IPO Demand Notice.

     "Charter Documents" means the Certificate of Incorporation and the Bylaws of Parent, as amended from time to time.

     "Common Stock" means the common stock, par value $.01 per share, of Parent or any other capital stock of Parent into which such stock is reclassified or reconstituted.

     "Convertible Security" means any security of Parent which is convertible into or exercisable or exchangeable for Common Stock, whether or not the conversion, exercisability or exchangeability of such security is subject to the passage of time or any event or contingency.

     "Cypress Member" means each of Side-by-Side, Cypress Onshore, Cypress
Offshore and 55th Street and their Permitted Transferees.

     "Demand Registration" means registration requested pursuant to Sections
5.2(a) or 5.3.

     "Fully Diluted Shares" means, with respect to any Stockholder at any time, a number of shares of Common Stock equal to the sum of (i) the number of such
Stockholder's Shares plus (ii) the number of shares of Common Stock that such
Stockholder would acquire upon the conversion, exercise or exchange of all
Convertible Securities then owned by such Stockholder, but only to the extent such Convertible Securities are then (or, if being determined in connection with a Transfer, at the time of Transfer will be) vested, exercisable and
"in-the-money".

     "Illiquid Consideration" means assets that are not cash or Marketable
Securities.

     "Independent" means, with respect to any Person, that such Person is not an
Affiliate of any Stockholder or Parent.

     "Investor Group Stockholders" means OMERS, NW Mutual, CalSTRS, and
Stockwell.

     "IPO Completion Date" means the first date upon which shares of Common
Stock are sold pursuant to a Registration Statement.

     "Line of Business" means the design, manufacture and distribution of (A)
aftermarket automotive parts, including brake drums and rotors, calipers, brake pads and shoes, hydraulic brake system components, chassis, steering and suspension components, shock absorbers and coil springs, together

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with related services, including design engineering, catalog, electronic interface and technical assistance, (B) original equipment automotive parts, including brake drums and rotors, calipers, shock absorbers, coil springs and steering components for light- and medium-duty vehicle applications and (C)
aftermarket and original equipment filtration products for light-, medium- and heavy-duty vehicle applications, including oil, fuel, cabin, water separation and air filters.

     "Marketable Securities" means securities that are traded on an established
United States or foreign securities exchange, reported through the National
Association of Securities Dealers, Inc. Automated Quotation System or comparable foreign established over-the-counter trading system, otherwise traded over-the-counter or traded on PORTAL (in the case of securities eligible for trading pursuant to Rule 144A); provided that any such securities shall be deemed "Marketable Securities" only if they are freely tradable or are the subject of registration rights under applicable securities laws. Freely tradable for this purpose shall mean securities that either are (A) transferable by a
Stockholder pursuant to a then effective registration statement under the
Securities Act (or similar applicable statutory provision in the case of foreign securities), (B) transferable by a Stockholder who is not an Affiliate of the issuer pursuant to Rule 144(k) under the Securities Act or any successor rule thereto (or similar applicable rule in the case of foreign securities) or (C)
transferable by a Stockholder pursuant to Rule 144A (which shall include (x) a covenant by the issuer of such security to comply with the reporting and informational requirements under Rule 144A and (y) eligibility for trading such securities on PORTAL).

     "NW Mutual Member" means NW Mutual and its Permitted Transferees.

     "OMERS Member" means OMERS and its Permitted Transferees.

     "Permitted Transferee" means,

          (i) in the case of each Cypress Member (1) any other Cypress Member or any Affiliate (other than an individual) of Cypress Associates II LLC or any of its managing members; (2) any general or limited partner, member, director, officer or employee of such Cypress Member (or other entity referred to in clause (1)); (3) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the individuals referred to in clause (2); (4) for estate planning purposes, any trust, the beneficiaries of which include only (A) Permitted Transferees referred to in clauses (1), (2) and (3) and (B) parents, spouses and lineal descendants of Permitted Transferees referred to in clause (2); (5) a corporation, partnership or other entity, a majority of the equity of which is owned and controlled by such entity and/or Permitted Transferees referred to in clauses (1), (2), (3) and (4); and (6) any bank or financial institution to which a bona fide pledge of Shares is made, provided that immediately following any foreclosure upon such pledged Shares, such bank or financial institution shall cease to be a Permitted Transferee for all purposes of this Agreement; and

          (ii) in the case of the Investor Group Stockholders (1) any Affiliate
     (other than an individual) of any Investor Group Stockholder; (2) any general or limited partner, member, director, officer or employee of such
     Investor Group Stockholder (or other entity referred to in clause (1)); (3)
     the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the individuals referred to in clause (2); (4) for estate planning purposes, any trust, the beneficiaries of which include only (A) Permitted Transferees referred to in clauses (1), (2) and (3) and
     (B) parents, spouses and lineal descendants of Permitted Transferees referred to in clause (2); (5) a corporation, partnership or other entity, a majority of the equity of which is owned and controlled by such entity and/or Permitted Transferees referred to in clauses (1), (2), (3) and (4);
     and (6) any bank or financial institution to which a bona fide pledge of
     Shares is made, provided that immediately following any foreclosure upon such pledged Shares, such bank or financial

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     institution shall cease to be a Permitted Transferee for all purposes of this Agreement;

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

     "Public Offering" means any offer for sale of Common Stock or other equity securities of Parent or any of its subsidiaries pursuant to an effective
Registration Statement.

     "Registration Statement" means a registration statement filed pursuant to the Securities Act.

     "Rule 144" means Rule 144 under the Securities Act, or any successor rule.

     "SEC" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

     "Shares" means, with respect to any Stockholder, all outstanding shares, whether now owned or hereafter acquired, of Common Stock owned by such
Stockholder.

     "Stockholder" means each party to this Agreement from time to time other than Parent including any Transferee of Shares who agrees as provided for in
Section 2.1(c)(ii).

     "Stockwell Member" means Stockwell and its Permitted Transferees.

     "Total Fully Diluted Shares" means, at any time, a number of shares of
Common Stock equal to the sum of (i) the number of shares of Common Stock then outstanding plus (ii) the number of shares of Common Stock that would be issued as a result of the conversion, exercise or exchange of all Convertible
Securities then outstanding, but only to the extent such Convertible Securities are then (or, if being determined in connection with a Transfer, at the time of
Transfer will be) vested, exercisable and "in-the-money".

     1.2. Other Definitions. The following terms are defined within this
Agreement in the Sections noted below.

Term                                                         Section
----                                                         -------
55th Street                                                  Preamble
Affinia                                                      Preamble
Agreement                                                    Preamble
Bring-Along Stockholders                                     [SS] 2.5(a)
Buyout Notice                                                [SS] 2.5(a)
CalSTRS                                                      Preamble
Call Notice                                                  [SS] 5.2(b)
Call Right                                                   [SS] 5.2(b)
Called Shares                                                [SS] 5.2(b)
Cypress Directors                                            [SS] 4.2(a)
Cypress Group                                                Preamble
Cypress Independent Directors                                [SS] 4.2(c)
Cypress Offshore                                             Preamble

                                                                               5

Cypress Onshore                                              Preamble
Dana                                                         Preamble
Demand Holder                                                [SS] 5.1
Designated Percentage                                        [SS] 2.5(a)
Fair Market Value                                            [SS] 5.2(b)
Final Buyout Notice                                          [SS] 5.2(c)
Final Sale                                                   [SS] 5.2(c)
Final Sales Notice                                           [SS] 5.2(c)
Holder                                                       [SS] 5.1
indemnified party                                            [SS] 5.12(c)
indemnifying party                                           [SS] 5.12(c)
Independent Directors                                        [SS] 4.2(e)
Investors' Director                                          [SS] 4.2(b)
IPO Demand Notice                                            [SS] 5.2(a)
Last-Chance Notice                                           [SS] 2.3(c)
NASD                                                         [SS] 5.9
New Issuance                                                 [SS] 3.1(a)
NW Mutual                                                    Preamble
Notice Period                                                [SS] 2.3(b)
Offer Price                                                  [SS] 2.3(a)
Offered Shares                                               [SS] 2.3(a)
Offeree Stockholders                                         [SS] 2.3(a)
Offering Notice                                              [SS] 2.3(a)
OMERS                                                        Preamble
Parent                                                       Preamble
Participating Tag-Along Shares                               [SS] 2.4(b)
Participating Tag-Along Stockholder                          [SS] 2.4(b)
Proposed Sale                                                [SS] 2.4(a)
Proposed Sale Shares                                         [SS] 2.4(a)
Purchase Agreement                                           Preamble
Register, registered, registration                           [SS] 5.1
Registrable Security                                         [SS] 5.1
Registration Expenses                                        [SS] 5.1
Remaining Offered Shares                                     [SS] 2.3(c)
Requesting Demand Holder                                     [SS] 5.3(a)
Section 2.3 Participating Stockholder                        [SS] 2.3(b)
Selling Stockholder(s)                                       [SS] 2.3(a)
Side-by-Side                                                 Preamble
Stockwell                                                    Preamble
Subscription Agreement                                       Preamble
Tag-Along Notice                                             [SS] 2.4(a)
Tag-Along Notice Period                                      [SS] 2.4(b)
Tag-Along Price Per Share                                    [SS] 2.4(a)
Tag-Along Shares                                             [SS] 2.4(b)
Tag-Along Stockholders                                       [SS] 2.4(a)
Third Investment Bank                                        [SS] 5.2(b)
Third Party Purchaser                                        [SS] 2.3(a)
Transfer                                                     [SS] 2.1
Valid Business Reason                                        [SS] 5.7

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     1.3. Interpretation. When a reference is made in this Agreement to
Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                                   ARTICLE II
                            LIMITATIONS ON TRANSFER

     2.1. General Restrictions on Transfer. (a) Each Stockholder agrees that such Stockholder shall not, either directly or indirectly, sell, transfer, assign, mortgage, hypothecate, pledge, create a security interest in or lien upon, encumber, donate, contribute, place in trust, or otherwise voluntarily or involuntarily dispose of any Shares, or any economic or other interest therein
(including by means of any participation or swap transaction) (any of the foregoing actions, to "Transfer" and, any sale, transfer, assignment, mortgage, hypothecation, pledge, security interest or lien, encumbrance, donation, contribution, placing in trust or other disposition, a "Transfer") except in a transaction in accordance with this Agreement.

          (b) Any attempt to Transfer any Shares that is not in compliance with this Agreement shall be null and void ab initio, and neither Parent nor any transfer agent shall give any effect in Parent's stock records to such attempted Transfer.

          (c) Notwithstanding any other provision of this Agreement, no Transfer of Shares may be made pursuant to this Agreement, unless:

               (i) such Transfer complies in all respects with all applicable federal, state and foreign securities laws, including, without limitation, if applicable, the Securities Act;

               (ii) except in the case of a Transfer in connection with a Public
          Offering or pursuant to Rule 144 or to Parent, the Transferee agrees in writing to be bound by the terms and conditions of this Agreement with respect to the Shares Transferred to such Transferee to the same extent the Transferor of such Shares is or was bound hereby;

               (iii) except with Parent's consent or in the case of a Transfer
          (A) in connection with a Public Offering, (B) pursuant to Rule 144 or
          (C) to Parent, a Permitted Transferee or a Cypress Member, such
          Transfer is not to any Person that, directly or indirectly (including through its Affiliates), competes with Parent or its subsidiaries; and

               (iv) if requested by Parent, in its sole discretion, an opinion of counsel to such Transferee shall be supplied to Parent, at such
          Transferee's expense, to the effect that such Transfer complies with all applicable federal, state and foreign securities laws.

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     2.2. Certain Permitted Transfers. (a) Subject to Sections 2.1(c) and, if
applicable, 2.2(b), each Stockholder may Transfer Shares:

               (i) to a Permitted Transferee of such Stockholder;

               (ii) other than in the case of a Transfer by a Cypress Member or a Transfer permitted by clause (i) above, with the prior written consent of any Cypress Member (which consent (x) until the fifth anniversary of the date of this Agreement, may be withheld for any reason, or no reason, in the sole discretion of each Cypress Member and (y) on or after the fifth anniversary of the date of this
          Agreement, shall not be unreasonably withheld); and

               (iii) to the extent required by applicable law or regulation.

          (b) In the event that any Stockholder wishes to Transfer Shares in a transaction permitted by Section 2.2(a), such Stockholder shall give written notice to Parent and the other Stockholders of its intention to make such Transfer not less than 10 days prior to effecting such Transfer, which notice shall state the name and address of each Transferee to whom such Transfer is proposed and the number of Shares proposed to be
     Transferred to such Transferee.

     2.3. Right of First Offer. (a) If any Stockholder (other than a Cypress
Member) (each a "Selling Stockholder" and, collectively, the "Selling
Stockholders") shall desire to sell Shares to any Person (other than (x) a transfer to Parent (or any of its subsidiaries), any Cypress Member or a
Permitted Transferee of such Stockholder, (y) Transfers to the public pursuant to a Public Offering or Rule 144 and (z) Transfers as a Tag-Along Stockholder
pursuant to Section 2.4 or as a Bring-Along Stockholder pursuant to Section 2.5)
(a "Third Party Purchaser"), then such Selling Stockholder shall first offer the other Stockholders (for purpose of this Section 2.3, the "Offeree Stockholders")
the right to purchase such Shares (the "Offered Shares") by sending written notice (the "Offering Notice") to Parent and the Offeree Stockholders, which notice shall (i) state the number of Offered Shares, (ii) state the proposed purchase price per Share (the "Offer Price") and all other material terms and conditions of such sale and (iii) if applicable, be accompanied by any written offer from the Third Party Purchaser. Upon delivery of the Offering Notice, the offer made therein to the Offeree Stockholders shall be irrevocable unless and until the first offer rights provided for therein shall have been waived or shall have expired in accordance with this Agreement.

          (b) Each applicable Offeree Stockholder shall have the right, but not the obligation, to purchase at the Offer Price per Share (and otherwise upon the same economic terms and conditions as those set forth in the
     Offering Notice; it being understood that the phrase "economic terms and conditions", when used in this Agreement, shall include terms and conditions, applied on a pro rata basis, concerning amount, form and type of consideration and liquidity (including bring-along and tag-along terms and conditions), but shall exclude terms and conditions concerning management, directors, advisory, oversight or consulting) all but not less than all of its pro rata portion of the Offered Shares, in the proportion that the number of Shares owned by such Offeree Stockholder bears to the total number of Shares owned by all Offeree Stockholders. Such right of each Offeree Stockholder shall be exercisable by written notice to the
     Selling Stockholders with copies to Parent given within 20 Business Days after receipt of the Offering Notice (the "Notice Period"). Failure by the
     Offeree Stockholder to respond within the Notice Period shall be regarded as a rejection of the offer made pursuant to the Offering Notice. Each
     Offeree Stockholder who elects to purchase its full pro rata portion of the
     Offered Shares is referred to in this Section 2.3 as the "Section 2.3
     Participating Stockholder."

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          (c) The Selling Stockholders shall, promptly after the end of the
     Notice Period, notify (the "Last-Chance Notice") all Section 2.3
     Participating Stockholders whether the Offered Shares have been fully subscribed for, and, if not, the number of Offered Shares not subscribed for (the "Remaining Offered Shares"). Subject to the further provisions of this Section 2.3(c), each Section 2.3 Participating Stockholder shall have the right to purchase all, but not less than all, of the Remaining Offered
     Shares. The right of each Section 2.3 Participating Stockholder to purchase the Remaining Offered Shares shall be exercisable by written notice delivered to the Selling Stockholders, with a copy to Parent, given within five (5) Business Days after receipt of the Last-Chance Notice. If more than one Section 2.3 Participating Stockholder timely elects to exercise its right to purchase the Remaining Offered Shares, the right to purchase the Remaining Offered Shares shall (unless the Section 2.3 Participating
     Stockholders shall otherwise agree) be allocated pro rata among the Section
     2.3 Participating Stockholders electing to purchase the Remaining Offered
     Shares, in the proportion that the number of Shares owned by each such
     Section 2.3 Participating Stockholder bears to the total number of Shares owned by all Section 2.3 Participating Stockholders that elect to purchase the Remaining Offered Shares. A failure of any Section 2.3 Participating
     Stockholder to exercise such right within such five (5) Business Day period shall be regarded as a waiver of its right to purchase the Remaining
     Offered Shares as provided herein.

          (d) Notwithstanding anything in this Section 2.3 to the contrary, the right of the Offeree Stockholders and/or the Section 2.3 Participating
     Stockholders to purchase the Offered Shares pursuant to this Section 2.3 shall be exercisable only if the Offeree Stockholders and/or the Section
     2.3 Participating Stockholders collectively agree to purchase all, but not less than all, of the Offered Shares.

          (e) The closing of the purchase of Offered Shares by the Section 2.3
     Participating Stockholders herein shall be held at the principal office of
     Parent at 11:00 a.m., local time, on the 60th day after the giving of the
     Last-Chance Notice, or at such other time and place as the parties to the transaction may agree; provided that, if the closing of the purchase requires any consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification or report to, any governmental body, then the closing shall occur on the later of (x) the
     30th day after such action and (y) the 60th day after the giving of the
     Last-Chance Notice, or at such other time and place as the parties to the transaction may agree. The sale of the Offered Shares to the Section 2.3
     Participating Stockholders hereunder shall otherwise be on customary terms and conditions (but in any event in accordance with the terms of the
     Offering Notice); provided that the documents to be executed in connection with the sale of the Offered Shares shall not require any Selling
     Stockholder to (A) provide a non-competition covenant or restrict its ability to make investments in any business or (B) accept salary in lieu of any amount which is reasonably attributable to the purchase price.

          (f) If the Section 2.3 Participating Stockholders either (x) do not elect to purchase all of the Offered Shares pursuant to this Section 2.3 or
     (y) fail to diligently pursue any consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification or report to, any governmental body necessary for the closing of the purchase to occur, then the Selling Stockholders may sell all, but not less than all of the Offered Shares not being purchased by Section 2.3 Participating
     Stockholders at a price per Share equal to or greater than the Offer Price and otherwise on terms and conditions that are in the aggregate not materially more favorable to the Third Party Purchaser than the terms and conditions set forth in the Offering Notice and the written offer, if any, delivered therewith pursuant to Section 2.3(a). Any such sale shall be bona fide and completed within 100 days of the Offering Notice (or, if none of the Offeree Stockholders is a Section 2.3 Participating Stockholder, then within 70 days of the Offering

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     Notice). In the event that such sale is not consummated within such applicable period for any reason, then the restrictions provided for herein shall again become effective, and no Transfer of such Offered Shares may be made thereafter by the Selling Stockholders without again offering the same to the Offeree Stockholders in accordance with this Section 2.3.

          (g) Any Offeree Stockholder may, with respect to any Offering Notice, with the prior written consent of the Cypress Members in each instance, at any time assign any or all of its rights under this Section 2.3 to Parent with respect to such Offering Notice, in which event Parent shall have the right, but not the obligation, to purchase the Offered Shares on the same economic terms and subject to the same conditions as such Offeree
     Stockholder may do so under this Section 2.3. No such assignment shall be binding upon any Selling Stockholder unless and until notice thereof shall have been provided to such Selling Stockholder, whereupon, without further action by any Person, unless otherwise set forth in the instrument of assignment and reflected in such notice to such Selling Stockholder, such
     Offeree Stockholder shall be relieved of all obligations it may have under this Section 2.3 to such Selling Stockholder with respect to the Offered
     Shares subject to such assignment. Any such assignment shall not extend any of the time periods set forth in this Section 2.3.

     2.4. Tag-Along Right. (a) If any Cypress Member shall desire to sell Shares to any Third Party Purchaser or to Parent (or any of its subsidiaries) (a
"Proposed Sale"), then such Cypress Member shall offer the other Stockholders which are not Cypress Members (the "Tag-Along Stockholders") the right to participate in the Proposed Sale with respect to a number of shares of Common
Stock determined as provided in this Section 2.4 by sending written notice (the
"Tag-Along Notice") to Parent and the Tag-Along Stockholders, which notice shall
(i) state the number of Shares (the "Proposed Sale Shares") proposed to be sold in such Proposed Sale by such selling Cypress Member, (ii) state the proposed purchase price per Proposed Sale Share (the "Tag-Along Price Per Share") and all
other material terms and conditions of such Proposed Sale and (iii) if applicable, be accompanied by any written offer from the Third Party Purchaser.

          (b) Each Tag-Along Stockholder shall have the right to require the
     Cypress Member to cause the Third Party Purchaser (or, if applicable,
     Parent or its subsidiaries) to purchase from such Tag-Along Stockholder at the Tag-Along Price Per Share (and otherwise upon the same economic terms and conditions as those set forth in the Tag-Along Notice, including form of consideration) a number of Shares owned by such Tag-Along Stockholder
     (such Tag-Along Stockholder's "Tag-Along Shares") not in excess of the product of (i) the total number of Proposed Sale Shares, and (ii) a fraction, the numerator of which is the total number of Shares owned by the
     Tag-Along Stockholder and the denominator of which is equal to the sum of the total number of Fully Diluted Shares owned by the selling Cypress
     Member(s) and the Tag-Along Stockholders; provided that the documents to be executed in connection with the sale of the Tag-Along Stockholder's Shares shall not require any Tag-Along Stockholder to (A) provide a non-competition covenant or restrict its ability to make investments in any business, (B) accept salary in lieu of any amount which is reasonably attributable to the purchase price, (C) make representations or warranties or provide indemnities regarding any other Stockholder, (D) provide indemnities (except with respect to representations and warranties made as to itself and its conduct and status (and that of its Affiliates (other than Parent and its subsidiaries)) other than on a pro rata basis (based upon such Tag-Along Stockholder's portion of Shares and Convertible
     Securities sold in the transaction) or (E) agree to indemnities that exceed the proceeds received by such Tag-Along Stockholder in connection with such sale. Such right of the Tag-Along Stockholders shall be exercisable by written notice to the selling Cypress Member(s) with copies to Parent given within 10 Business Days after receipt of the Tag-Along Notice (the
     "Tag-Along Notice Period"), which notice shall state the number of
     Tag-Along Shares that the Tag-Along

                                                                              10

     Stockholder elects to sell in the Proposed Sale, if less than the maximum number of the Tag-Along Stockholder's Tag-Along Shares; provided that if such notice shall not state a number of Tag-Along Shares, then the
     Tag-Along Stockholder will be deemed to have elected to sell the maximum number of the Tag-Along Stockholder's Tag-Along Shares. Failure by a
     Tag-Along Stockholder to respond within the Tag-Along Notice Period shall be regarded as a rejection of the offer made pursuant to the Tag-Along
     Notice. Each Tag-Along Stockholder that elects to sell any or all of the
     Tag-Along Shareholder's Tag-Along Shares shall be referred to in this
     Section 2.4 as a "Participating Tag-Along Stockholder" and the number of
     Tag-Along Shares elected, or deemed to be elected, by the Tag-Along
     Stockholder to be sold as provided above is referred to in this Section 2.4 as the Tag-Along Stockholder's "Participating Tag-Along Shares". The number of Shares to be sold by the selling Cypress Member in the Proposed Sale shall be reduced by the aggregate number of Participating Tag-Along Shares to be sold pursuant to this Section 2.4 by the Participating Tag-Along
     Stockholders.

          (c) The closing of the sale of the Participating Tag-Along Shares by the Participating Tag-Along Stockholders shall be held at the same place and time as the closing of the sale by the Cypress Member in the Proposed
     Sale. Promptly after the consummation of the Transfer of the Participating
     Tag-Along Shares pursuant to this Section 2.4, the Participating Tag-Along
     Stockholders shall receive (i) the consideration with respect to the
     Participating Tag-Along Shares so Transferred and (ii) such other evidence of the completion of such Transfer and the terms and conditions (if any)
     thereof as may reasonably be requested by the Participating Tag-Along
     Stockholders. The costs and expenses of the sale by the Cypress Members and the Participating Tag-Along Stockholders shall be borne by all such
     Stockholders, pro rata based on their percentage participation in such sale.

          (d) Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 2.4 shall not be applicable to any Transfer proposed to be made by a Cypress Member (i) to a Permitted Transferee of such Cypress Member, (ii) to the public pursuant to a Public Offering or pursuant to Rule 144, (iii) pursuant to a merger or consolidation in which
     Parent is a constituent company, (iv) pursuant to a redemption or repurchase by Parent offered on a pro rata basis to all Stockholders or (v)
     to which Section 2.5 applies.

     2.5. Bring-Along Right. (a) In the event that any Cypress Member receives a bona fide offer from a Third Party Purchaser to purchase (including a purchase by merger or otherwise) either (i) at least 75% of the outstanding Fully Diluted
Shares or (ii) 100% of the Cypress Members' then aggregate ownership interest in
Parent, in each case, on arm's length terms, Cypress Members holding a majority of the Cypress Members' Shares may send written notice (a "Buyout Notice") to
Parent and the other Stockholders (the "Bring-Along Stockholders") notifying the
Bring-Along Stockholders that they will be required to sell the same percentage
(which percentage shall be specified in such Buyout Notice) (the "Designated
Percentage") of their Shares in such sale.

          (b) Upon receipt of a Buyout Notice, each Bring-Along Stockholder receiving such notice shall be obligated, subject to paragraph (c) below:

               (i) to sell the Designated Percentage of such Bring-Along
          Stockholder's Shares in the transaction (including a sale or merger)
          contemplated by the Buyout Notice on the same economic terms and conditions as the selling Cypress Member(s), including form of consideration;

               (ii) to sell the Designated Percentage of such Bring-Along
          Stockholder's Convertible Securities (which shall be calculated based on the number of

                                                                              11

          shares of Common Stock issuable upon conversion, exercise or exchange of such Convertible Securities) in the transaction (including a sale or merger) contemplated by the Buyout Notice on the same economic terms and conditions as the selling Cypress Member(s), including form of consideration, subject to appropriate adjustment to reflect terms of such Convertible Security with respect to conversion, exercise or exchange thereof into shares of Common Stock; and

               (iii) otherwise to take all necessary action to cause the
          consummation of such transaction, including voting its Shares in favor of such transaction and not exercising any appraisal rights in connection therewith.

          (c) Each Bring-Along Stockholder further agrees to (i) take all actions (including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by any
     Cypress Member and (ii) appoint any Cypress Member as its attorney-in-fact to do the same on its behalf; provided that the documents to be executed in connection with the sale of the Bring-Along Stockholder's Shares shall not require any Bring-Along Stockholder to (A) provide a non-competition covenant or restrict its ability to make investments in any business, (B)
     accept salary in lieu of any amount which is reasonably attributable to the purchase price, (C) make representations or warranties or provide indemnities regarding any other Stockholder, (D) (D) provide indemnities
     (except with respect to representations and warranties made as to itself and its conduct and status (and that of its Affiliates (other than Parent and its subsidiaries)) other than on a pro rata basis (based upon such
     Bring-Along Stockholder's portion of Shares and Convertible Securities sold in the transaction) or (E) agree to indemnities that exceed the proceeds received by such Bring-Along Stockholder in connection with such sale.

          (d) Each Cypress Member further agrees that, in the event any of the consideration received by a Bring-Along Stockholder in connection with a transaction covered by this Section 2.5 consists of Illiquid Consideration, then such Cypress Member shall, in the event it disposes of such Illiquid
     Consideration, provide each Bring-Along Stockholder an opportunity to participate in such disposition on a pro rata basis with all Stockholders
     (based on the number of Shares held by a Bring-Along Stockholder as compared to all participating Stockholders).

          (e) In the event a contract with respect to the transaction contemplated by the Buyout Notice has not been entered into within the 270 days after the date of delivery of the Buyout Notice, the obligations of the Stockholders under this Section 2.5 with respect to such Buyout Notice shall terminate, subject, however, to the right of any Cypress Member to deliver a further Buyout Notice with respect to a subsequent transaction.

          (f) Parent or its subsidiaries shall pay all costs and expenses associated with any transaction contemplated by this Section 2.5.

                                  ARTICLE III
           RIGHT TO PARTICIPATE IN CERTAIN ISSUANCES OF CAPITAL STOCK

     3.1. Right to Participate in Certain Issuances.

          (a) Prior to the IPO Completion Date, if Parent determines to issue any capital stock or any security convertible into or exercisable or exchangeable for capital stock, including without limitation any
     Convertible Security, to any Person (including a Stockholder) (other than capital

                                                                              12

     stock to be issued (i) in connection with an employee stock option plan or other bona fide employment compensation arrangement that is approved by the
     Board of Directors, (ii) pursuant to a stock split or stock dividend, (iii)
     pursuant to the exercise of any option, warrant or convertible security
     (including without limitation any Convertible Security) issued and outstanding on the date hereof, (iv) as consideration in connection with a bona fide acquisition by Parent or any of its subsidiaries or (v) pursuant to a Public Offering) (each such issuance not excluded by the immediately preceding parenthetical being herein referred to as a "New Issuance"), then
     Parent shall notify each Stockholder of the proposed New Issuance. The notice shall specify the number and class of securities to be issued, the rights, terms and privileges of the securities and the estimated price at which such securities will be issued.

          (b) Exercise of Right. By written notice to Parent given within fifteen Business Days of being notified of such New Issuance, each
     Stockholder who is required to receive the notice referred to in Section
     3.1(a) shall be entitled to purchase that percentage of the New Issuance determined by dividing (a) the total number of Shares owned by such
     Stockholder by (b) the total number of Shares then owned by all
     Stockholders. If any such Stockholder does not fully subscribe for the number or amount of shares of capital stock or securities convertible into or exercisable or exchangeable for capital stock that it is entitled to purchase pursuant to this Section 3.1, Parent shall notify the Stockholders of the same and each Stockholder participating in such purchase to the full extent provided for in the preceding sentence shall have the right to purchase that percentage of the New Issuance not so subscribed for on the terms in the notice, based on a fraction, the numerator of which is the total number of Shares then owned by such fully participating Stockholder and the denominator of which is the total number of Shares then owned by all fully participating Stockholders who elect to purchase such unsubscribed securities. Such right shall be exercisable within two
     Business Days following the receipt of the notice delivered pursuant to the previous sentence. To the extent the Stockholders do not elect to purchase all of the securities proposed to be offered and sold in the New Issuance,
     Parent may issue those securities not so subscribed for, provided that such sales are consummated within 180 days after the Stockholders' rights hereunder have expired or been waived.

          (c) Closing. The closing of the New Issuance shall be held at such time as Parent shall designate in writing to the Stockholders that elect to purchase securities in the New Issuance pursuant to this Section 3.1 not fewer than fifteen Business Days prior to the date of such closing, at
     Parent's principal offices, or at another place designated by Parent in writing to such Stockholders in such notice.

     3.2. Right to Participate in Issuances and Sales to Cypress Members.

          (a) Prior to the IPO Completion Date, if any subsidiary of Parent determines to issue any capital stock or any security convertible into or exercisable or exchangeable for capital stock (or to Transfers any such stock or security) to any Cypress Member or any of its Affiliates (other than Parent and its subsidiaries) (other than capital stock to be issued or sold pursuant to a Public Offering) (each such issuance or sale not excluded by the immediately preceding parenthetical being herein referred to as a "New Subsidiary Issuance"), then Parent shall notify each
     Stockholder of the proposed New Subsidiary Issuance. The notice shall specify the number and class of securities to be issued or sold, the rights, terms and privileges of the securities and the estimated price at which such securities will be issued or sold.

          (b) Exercise of Right. By written notice to Parent given within fifteen Business Days of being notified of such New Subsidiary Issuance, each Stockholder who is required to receive the notice referred to in
     Section 3.2(a) shall be entitled to purchase that percentage of the New

                                                                              13

     Subsidiary Issuance determined by dividing (a) the total number of Shares owned by such Stockholder by (b) the total number of Shares then owned by all Stockholders. If any such Stockholder does not fully subscribe for the number or amount of shares of capital stock or securities convertible into or exercisable or exchangeable for capital stock that it is entitled to purchase pursuant to this Section 3.2, Parent shall notify the Stockholders of the same and each Stockholder participating in such purchase to the full extent provided for in the preceding sentence shall have the right to purchase that percentage of the New Subsidiary Issuance not so subscribed for on the terms in the notice, based on a fraction, the numerator of which is the total number of Shares then owned by such fully participating
     Stockholder and the denominator of which is the total number of Shares then owned by all fully participating Stockholders who elect to purchase such unsubscribed securities. Such right shall be exercisable within two
     Business Days following the receipt of the notice delivered pursuant to the previous sentence. To the extent the Stockholders do not elect to purchase all of the securities proposed to be offered and sold in the New Subsidiary
     Issuance, the applicable subsidiary may issue (or Parent or the applicable subsidiary may sell) those securities not so subscribed for, provided that such sales are consummated within 180 days after the Stockholders' rights hereunder have expired or been waived.

          (c) Closing. The closing of the New Subsidiary Issuance shall be held at such time as Parent shall designate in writing to the Stockholders that elect to purchase securities in the New Subsidiary Issuance pursuant to this Section 3.2 not fewer than fifteen Business Days prior to the date of such closing, at Parent's principal offices, or at another place designated by Parent in writing to such Stockholders in such notice.

                                   ARTICLE IV
                              CORPORATE GOVERNANCE

     4.1. General. Each Stockholder shall vote its Shares at any regular or special meeting of stockholders of Parent, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Sections 4.2 and 4.3 hereof), and to ensure that the Charter
Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement. At the request of Parent, each Stockholder agrees to vote its Shares at any regular or special meeting of stockholders of Parent, or in a written consent executed in lieu of such a special meeting of stockholder, to effect any increase in the authorized number of shares of Common
Stock of Parent in connection with a stock split or a stock dividend or a proposed Public Offering.

     4.2. Election of Directors. Each Stockholder agrees that the number of directors constituting the entire Board of Directors shall be at least seven but no more than 11, comprised of the following individuals:

          (a) three individuals designated by the Cypress Members (the "Cypress
     Directors"), which individuals initially will be James A. Stern, Ronald A.
     Rittenmeyer and Michael F. Finley;

          (b) so long as the OMERS Members own at least 50% in the aggregate of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions), one individual designated by OMERS
     (the "Investors' Director"), which individual initially will be Donald J.
     Morrison;

                                                                              14

          (c) three individuals who must be Independent designated by the
     Cypress Members (the "Cypress Independent Directors"), which individuals initially will be Larry W. McCurdy, Joseph A. Onorato and John M. Riess;

          (d) (i) the individual from time to time serving as the Chief
     Executive Officer and (ii) if approved by the Board of Directors, another individual who is also a senior officer of Parent selected by the Chief
     Executive Officer (which individuals initially will be (i) Terry McCormack and (ii) John Washbish, respectively); and

          (e) up to two individuals who must be Independent and will be selected from time to time by the Nominating Committee pursuant to Section
     4.5(b)(ii)(B) (the "Independent Directors").

     4.3. Removal and Replacement. (a) Each of (x) OMERS, so long as the OMERS
Members own, in the aggregate, at least 50% of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions), and
(y) the Cypress Members shall be entitled at any time and for any reason (or for no reason) to designate any or all of the directors designated under (x) Section
4.2(b) and (y) Sections 4.2(a), 4.2(c) and 4.2(e), respectively, for removal, and the Board of Directors shall be entitled at any time and for any reason (or for no reason) to designate the directors designated under Section 4.2(d) and, if the OMERS Members cease to own, in the aggregate, at least 50% of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions), Section 4.2(b) for removal. If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any director, then:

               (i) in the case of a director designated pursuant to Sections
          4.2(a) or 4.2(c), the Cypress Members shall, as soon as practicable thereafter, designate a replacement director and, as soon as practicable thereafter, each of the Stockholders shall take action, including, if necessary, the voting of its Shares, to elect or cause the election by the Board of Directors of such replacement director in accordance with Section 4.2(a) or 4.2(c), as the case may be;

               (ii) in the case of a director designated pursuant to Section
          4.2(b), so long as the OMERS Members owns at least 50% in the aggregate of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions), OMERS shall, as soon as practicable thereafter, designate a replacement director and, as soon as practicable thereafter, each of the
          Stockholders shall take action, including, if necessary, the voting of its Shares, to elect or cause the election by the Board of Directors of such replacement director in accordance with Section 4.2(b)
          (provided that, if the OMERS Members cease to own at least 50% in the aggregate of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions), then no replacement director shall be designated);

               (iii) in the case of a director designated pursuant to Section
          4.2(d)(i), the Board of Directors shall, as soon as practicable thereafter and in accordance with Section 4.3(c), designate a new
          Chief Executive Officer of Parent and, as soon as practicable thereafter, each of the Stockholders shall take action, including, if necessary, the voting of its Shares, to elect such new Chief Executive
          Officer as a director in accordance with Section 4.2(d)(i);

                                                                              15

               (iv) in the case of a director designated pursuant to Section
          4.2(d)(ii), the Board of Directors may, in its sole discretion, instruct the Chief Executive Officer to recommend an officer of Parent as a nominee and, as soon as practicable thereafter, each of the
          Stockholders shall take action, including, if necessary, the voting of its Shares, to elect such nominee as a director in accordance with
          Section 4.2(d)(ii); and

               (v) in the case of a director designated pursuant to Section
          4.2(e), the Nominating Committee of the Board of Directors shall, as soon as practicable thereafter, nominate a replacement Independent
          Director, and as soon as practicable thereafter, each of the
          Stockholders shall take action, including, if necessary, the voting of its Shares, to elect or cause the election by the Board of Directors or Stockholders of such replacement.

          (b) If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any director designated pursuant to Section 4.2(a), then the Board of Directors shall not conduct any business (other than business incident to the designation and election of a replacement director in accordance with this Section 4.3) until a replacement director has been designated by the Cypress Members; provided that the foregoing restriction on the transaction of business shall terminate 20 Business Days after the creation of such vacancy if no such replacement director has been designated.

          (c) Board Approvals. Subject to Section 4.4, all Board of Director
     decisions will be made by majority vote, except that, subject to Section
     4.4, no decision may be approved unless at least one Cypress Director affirmatively votes in favor thereof.

     4.4. Non-Cypress Director Approvals.

          (a) In order to take any of the following actions, (x) a majority of the members of the Board of Directors (excluding the Cypress Directors, who must abstain from voting thereon) must approve such actions and (y) a majority of the Cypress Directors must approve such actions:

               (i) making any change in the Line of Business of Parent or its subsidiaries, whether by acquisition of assets or otherwise;

               (ii) amending or restating the articles of incorporation or bylaws of Parent or its subsidiaries, other than to cure any ambiguity, omission, inconsistency or to correct or supplement a defective provision;

               (iii) taking any action to commence the voluntary dissolution of
          Parent or its subsidiaries or voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States
          Code as constituted on the date of this Agreement or hereafter amended, or any other federal, state or foreign bankruptcy, reorganization, insolvency or similar law;

               (iv) approval of any employee stock option plan or other equity compensation plan of Parent or its subsidiaries that could result in the issuance of Shares or Convertible Securities in excess of 20% of the Fully Diluted Shares at any time; and

               (v) approval of a New Subsidiary Issuance.

                                                                              16

          (b) In addition to the foregoing, the action described in Section
     4.4(a)(iv) shall require approval of the Investors' Director (if there is one at the time such action is to occur).

     4.5. Committees of the Board of Directors.

          (a) Subject to applicable law, the Board of Directors may establish such committees of the Board of Directors as the Board of Directors shall determine to be appropriate or convenient. Except as provided in Section
     4.5(b), each committee shall consist of at least three members, with
     Cypress Directors constituting a majority of each committee and one
     Independent Director selected by the Board of Directors serving on each committee.

          (b) Notwithstanding the foregoing clause (a) of this Section 4.5, the
     Board of Directors shall promptly establish a Nominating Committee.

               (i) Subject to Section 4.5(b)(iii), the Nominating Committee
          shall have such powers as shall be determined by the Board of
          Directors from time to time;

               (ii) The Nominating Committee shall be responsible for (A)
          identifying individuals believed to be qualified as Independent
          Director candidates to serve on the Board of Directors and (B)
          selecting the candidates for all directorships to be filled pursuant to Section 4.2(e); and

               (iii) The Nominating Committee shall consist of one Cypress
          Director, one Investors' Director and one Independent Director
          (provided that, if there is no Investors' Director at any time, the
          Nominating Committee shall consist of one Cypress Director and two
          Independent Directors).

     4.6. Boards of Directors of Subsidiaries. Parent shall, from time to time, cause the composition of the boards of directors of Affinia and Affinia Group
Intermediate Holdings Inc. to be identical to that of the Board of Directors so long as these Persons are subsidiaries of Parent.

     4.7. Expenses. Parent shall pay all reasonable travel expenses and other reasonable out-of-pocket expenses and disbursements incurred by any director to attend meetings of the Board of Directors and any committee such director is entitled to attend.

     4.8. Stockholder Rights. Each Investor Group Stockholder and each Cypress
Member shall have the right to (i) appoint one non-director representative to attend (including by way of telephone attendance) each meeting (including each telephonic meeting) of the Board of Directors and any committee exercising any powers of the Board of Directors and to participate in all discussions during each such meeting (but not to vote on any matter) and (ii) discuss from time to time with management personnel of Parent and its material subsidiaries such matters pertaining to the financial position, operations, investments and financings as may be of interest to such Stockholder (provided that such
Stockholder may not exercise this right more than once during any six-month period and the Stockholders will use reasonable best efforts to schedule meetings as a single group); provided that the rights described in this Section
4.8 shall immediately expire with respect to a particular Stockholder if (x) in the case of Stockwell, it and its Permitted Transferees cease to own, in the aggregate, 100% of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions), (y) in the case of CalSTRS, it and its
Permitted Transferees cease to own, in the aggregate, 100% of the number of
Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions) and (z) in the case of any other Stockholder, it and its Permitted
Transferees cease to

                                                                              17

own, in the aggregate, 7.5% of the then-outstanding number of Shares. Parent shall send to each representative described in clause (i) above notice of the time and place of each meeting in the same manner and at the same time as it shall send such notice to its directors, and Parent shall also provide to each such representative copies of all notices, materials, reports, minutes and consents at the time and in the manner as they are provided to the directors.
Notwithstanding the foregoing provisions, (A) confidential information shall only be provided to a Stockholder or its representative upon receipt of a confidentiality undertaking from the Stockholder or representative, as applicable, in form and substance reasonably satisfactory to Parent, (B) Parent reserves the right to exclude any representative from any meeting or portion thereof (provided that any such representative will be excluded only from that part of the meeting to which this clause applies) and deny access to any material, if Parent believes that such exclusion or denial of access is reasonably necessary to preserve the attorney-client privilege where legal advice is sought or offered. The observer rights described in this paragraph shall terminate and be of no further force and effect upon the consummation of an initial Public Offering.

     4.9. OMERS Rights. Notwithstanding anything to the contrary in this Article
IV or Article V, if (a) the OMERS Members cease to own, in the aggregate, 50% of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions) solely as a result of a Transfer of Shares pursuant to
Section 2.5 and (b) the OMERS Members shall have notified Parent in writing within 30 days of such Transfer that they want OMERS to retain the rights described below despite the occurrence of such Transfer, then (x) such OMERS
Members shall be deemed to continue to own, in the aggregate, 50% of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions) solely for purposes of Sections 5.1, 5.2 and 5.3 and (y) so long as the Cypress Members have the right to appoint at least three directors to the
Board of Directors, the Cypress Members shall appoint an individual selected by
OMERS as one of those three directors.

                                   ARTICLE V
                        REGISTRATION AND LIQUIDITY RIGHTS

     5.1. Certain Defined Terms. As used in this Article V, the following terms shall have the meanings set forth below:

     "Demand Holder" means:

               (i) the Cypress Members, so long as they own, in the aggregate, at least 15% of the number of Shares owned by them on the date hereof
          (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions);

               (ii) OMERS, so long as the OMERS Members, in the aggregate, own at least 50% in the aggregate of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions);

               (iii) NW Mutual, so long as the NW Mutual Members, in the
          aggregate, own at least 50% in the aggregate of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions);

                                                                              18

               (iv) any Person to whom or to which a Demand Holder under clause
          (i), (ii) or (iii) above shall transfer the right to request one or more registrations under Section 5.3(a), so long as (x) in the case of a transfer by a Cypress Member, such transferee owns Registrable
          Securities representing more than 10% of the outstanding Shares, (y)
          in the case of a transfer by an OMERS Member, such transferee owns at least 50% of the number of Shares owned by OMERS on the date hereof
          (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions) and (z) in the case of a transfer by a NW Mutual Member, such transferee owns at least 75% of the number of Shares owned by NW Mutual on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions); provided that, in each case, (A) the acquisition of the Registrable Securities by such Person has been effected in accordance with all applicable provisions of this Agreement; (B) the transferring Demand Holder shall give Parent written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (C) such transferee shall agree in writing, in form and substance reasonably satisfactory to Parent, to be bound hereby;
          and (D) immediately following such transfer (but only after a Public
          Offering), the further disposition of such securities by such transferee is limited or restricted under Rule 144.

     "Holder" means any holder of Registrable Securities.

     "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement or document.

     "Registrable Security" means, at any time, (i) any shares of Common Stock held by a Stockholder and (ii) any shares of Common Stock issuable upon conversion, exercise or exchange of any Convertible Security held by a
Stockholder (whether or not so converted, provided that the conversion occurs not later than the effectiveness of the registration). For purposes of this
Agreement, any Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (B) such Registrable
Securities shall have been disposed of pursuant to Rule 144, (C) such
Registrable Securities are sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assigned or (D) such Registrable
Securities shall cease to be outstanding.

     "Registration Expenses" means the expenses described in Section 5.9.

     5.2. OMERS Liquidity Provisions.

          (a) Demand IPO. If a Public Offering shall not have occurred by the date that is seven and one-half (7.5) years from the date of this
     Agreement, then OMERS (so long as the OMERS Members own, in the aggregate, at least 50% of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions)) may request, subject to this Article V, in a written notice (the "IPO Demand Notice") to
     Parent, that Parent file a Registration Statement (or a similar document pursuant to any other statute then in effect corresponding to the
     Securities Act) covering the registration of all or a portion of the
     Registrable Securities held by the OMERS Members in the manner specified in the IPO Demand Notice.

               (i) Following receipt of the IPO Demand Notice, Parent shall within 10 days notify all other Holders of such request in writing and thereafter, as expeditiously as possible, use its reasonable best efforts to cause to be filed for registration under the Securities Act all Registrable Securities that the OMERS Members and such other
          Holders have, within 15 Business Days after their receipt of the IPO
          Demand Notice, requested to be registered in accordance with the manner of disposition specified in the IPO Demand Notice by OMERS;
          provided that, subject to Section 5.2(c)(iv) below, Parent shall not be required to register Registrable Securities pursuant to this
          Section 5.2(a) on more than one occasion.

               (ii) If OMERS intends to have the Registrable Securities
          distributed by means of an underwritten offering, Parent shall include such information in the IPO Demand Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable
          Securities in the underwritten offering to the extent provided below.
          All Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. The managing underwriter or underwriters shall be selected by OMERS, with the consent of Parent, which consent shall not be unreasonably withheld.
          No Holder shall be required to make any representations or warranties to or agreements with Parent or the underwriters other than representations, warranties or agreements regarding such Holder, the statements contained in the Registration Statement that were supplied by such Holder in writing expressly for inclusion therein, the
          Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriters. If any Holder of
          Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to Parent, the managing underwriter and OMERS. The securities so withdrawn also shall be withdrawn from registration.

               (iii) A registration requested pursuant to this Section 5.2(a)
          shall not be deemed to have been effected for purposes of the proviso to Section 5.2(a)(i) unless (A) the Registration Statement with respect thereto has been declared effective by the SEC, (B) such
          Registration Statement has remained effective for the period set forth in Section 5.6(b), and (C) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other similar order or requirement of the SEC during such period.

               (iv) Notwithstanding any provision of this Section 5.2(a), if the registration of which OMERS delivers the IPO Demand Notice is for an underwritten offering and the managing underwriter or underwriters determine in good faith that the total amount of Registrable
          Securities proposed to be included in such offering is such as to adversely affect the success of such offering, then Parent shall include in such registration the amount of Registrable Securities which Parent is so advised can be sold in such offering and the number of Registrable Securities of each Holder seeking to have Registrable
          Securities registered in such offering shall be reduced or limited pro rata among all such Holders in the proportion that the number of
          Registrable Securities sought to be registered by each such Holder bears to the total number of Registrable Securities sought to be registered by all such Holders; provided that if OMERS Members are not able to sell at least 50% in the aggregate of the Registrable
          Securities OMERS requested to be registered pursuant to this Section
          5.2(a) because of the foregoing provisions of this

                                                                              20

          Section 5.2(a)(iv) and the OMERS Members have no other rights to request registration pursuant to Section 5.3, then OMERS (so long as it remains a Demand Holder) shall continue to have the right to request one more registration statement to be filed on its behalf pursuant to Section 5.3.

          (b) Call of OMERS Shares. Notwithstanding Section 5.2(a), Cypress
     Members holding a majority of the Cypress Members' outstanding Shares may, during the Call Period, elect to exercise their right (the "Call Right") to purchase (or cause Parent to purchase) a number of Shares held by the OMERS
     Members (the "Called Shares") that is equal to the lowest of (x) the number of Shares held by OMERS at the time the Call Right is exercised, (y) the number of Shares held by OMERS on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions) and (z) 20% of the then-outstanding number of
     Shares at their Fair Market Value, as determined pursuant to Section
     5.2(b)(v), in lieu of Parent registering any Registrable Securities pursuant to Section 5.2(a). The Call Right may only be exercised once and, if the Call Right is exercised, Parent shall have no obligation under
     Section 5.2(a).

               (i) The Call Right shall be exercisable on one occasion by written notice ("Call Notice") delivered by Cypress Members holding a majority of the Cypress Members' outstanding Shares to the OMERS
          Members given at any time after the date that is seven and one-half
          (7.5) years from the date of this Agreement and prior to a Public
          Offering. Upon delivery of the Call Notice by such Cypress Member(s), such Cypress Members' obligation to purchase the Called Shares shall be irrevocable unless and until the obligation shall have been waived or shall have expired in accordance with this Agreement.

               (ii) If more than one Cypress Member elects to exercise its right to purchase the Called Shares, the Call Right shall (unless the
          Cypress Members shall otherwise agree) be allocated pro rata among the
          Cypress Members electing to purchase the Called Shares in the proportion that the number of Shares of the applicable class owned by each such Cypress Member bears to the total number of outstanding
          Shares of the applicable class owned by all Cypress Members that elect to purchase the Called Shares.

               (iii) The closing of the purchase of the Called Shares by the
          Cypress Members (or Parent) shall be held at the principal office of
          Parent at 11:00 a.m., local time, on the 60th day after the determination of Fair Market Value under Section 5.2(b)(v), or at such other time and place as the parties to the transaction may agree;
          provided that, if the closing of the purchase requires any consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification or report to, any governmental body, then the closing shall occur on the later of (x) the 30th day after such action and (y) the 60th day after the determination of Fair Market
          Value under Section 5.2(b)(v), or at such other time and place as the parties to the transaction may agree. At the closing of the purchase of the Called Shares by the Cypress Members (or Parent), each OMERS
          Member shall deliver good and valid title to all of its Called Shares, free and clear of any lien (statutory or otherwise), pledge, mortgage, deed of trust, security interest, charge, option, right of first refusal, transfer restriction or encumbrance (except as may exist under this Agreement), and shall represent and warrant to the electing
          Cypress Members (or Parent, as applicable) as to such matter (but
          OMERS shall not be required in connection with the sale of the Called
          Shares or any other transaction

                                                                              21

          contemplated by this Section 5.2(b) to represent or warrant as to any other fact or matter concerning Parent).

               (iv) The Cypress Members electing to exercise the Call Right may agree to assign their right to acquire the Called Shares to Parent
          (provided the Board of Directors, by majority vote, approves such assignment on behalf of Parent), in which event Parent shall have the obligation to purchase the Called Shares on the same economic terms and subject to the same conditions as such Cypress Members under this
          Section 5.2(b). No such assignment shall be binding upon any OMERS
          Member unless and until notice thereof shall have been provided to
          OMERS, whereupon, without further action by any Person, unless otherwise set forth in the instrument of assignment and reflected in such notice to OMERS, each electing Cypress Member shall be relieved of all obligations it may have under this Section 5.2 to any OMERS
          Member. Any such assignment shall not extend any of the time periods set forth in this Section 5.2.

               (v) For purposes of this Section 5.2, "Fair Market Value" means the price, at the time of final determination, at which a willing seller would sell and a willing buyer would buy the Called Shares having full knowledge of the facts, and assuming each party acts on an arm's-length basis with the expectation of concluding the purchase and sale within a reasonable time (and assuming there is no discount attributable to the securities because of the existence of one or more large or controlling investors). Subject to the foregoing definition, the following procedures shall apply for determining Fair Market
          Value:

               (A)  If OMERS and the electing Cypress Members cannot agree on the Fair Market Value of the Called Shares within 10
                    Business Days of delivery of the Call Notice, each of the
                    relevant parties will within 15 Business Days of delivery of the Call Notice select a nationally recognized investment
                    bank to determine the Fair Market Value of the Called
                    Shares. The fees and expenses of each investment bank will be borne by the party retaining such investment bank.

               (B)  Within 20 Business Days of the date of selection of the investment banks, each of the investment banks will
                    determine the Fair Market Value of the Called Shares and
                    will notify the relevant parties in writing of its
                    determination (specifying the Fair Market Value of the
                    Called Shares as determined by such investment bank and
                    setting forth, in reasonable detail, the basis for such
                    determination). If the Fair Market Value of the Called
                    Shares as determined by one investment bank is not more than
                    110% of the Fair Market Value thereof as determined by the other investment bank, the Fair Market Value thereof will be the average of the two amounts. In all other cases, the
                    parties' two investment banks will jointly select a third
                    nationally recognized investment bank (the "Third Investment
                    Bank") and will notify the Third Investment Bank in writing of their respective determinations of the Fair Market Value of the Called Shares. The fees and expenses of the Third
                    Investment Bank will be divided evenly among the OMERS
                    Members, on the one hand, and the electing Cypress Members, on the other hand.

                                                                              22

               (C)  The Third Investment Bank, within 20 Business Days of its retention, shall determine the Fair Market Value of the
                    Called Shares, and the final, binding and conclusive Fair
                    Market Value for all purposes under this Agreement shall be the original determination of the Fair Market Value of the
                    Called Shares by the investment bank that is closest to the
                    Fair Market Value determination of the Third Investment
                    Bank.

               (D)  Each relevant party will share with the other party(ies) any written information it provides to the Third Investment Bank and will not communicate other than in writing with the
                    Third Investment Bank without giving the other relevant
                    parties an opportunity to be present at any such
                    communication.

               (vi) Each of the Investor Group Stockholders (other than OMERS)
          and their Permitted Transferees shall have the right to participate in the sale of the Called Shares as though (A) such sale were a "Proposed
          Sale" under Section 2.4, (B) OMERS Members were Cypress Members and
          (C) the Cypress Members (or Parent) were a Third-Party Purchaser;
          provided that, in no event, shall the Cypress Members (or Parent) be required under this Section 5.2(b) to purchase a number of Shares in excess of the lowest of (x) the number of Shares held by OMERS at the time the Call Right is exercised, (y) the number of Shares held by
          OMERS on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions) and (z) 20% of the then-outstanding number of Shares.

          (c) Sale of Parent. If, six months after the delivery of the IPO
     Demand Notice, (x) a registration requested pursuant to Section 5.2(a)
     shall not be deemed to have been effected under Section 5.2(a)(iii), (y) no
     Call Notice shall have been delivered and (z) the OMERS Members continue to own, in the aggregate, at least 50% of the number of Shares owned by them on the date hereof (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar share capital transactions)
     and the OMERS Members, NW Mutual (and its Permitted Transferees), CalSTRS
     (and its Permitted Transferees) and Stockwell (and its Permitted
     Transferees) continue to own, in the aggregate, at least 25% of the outstanding Shares, then OMERS (with the written consent of NW Mutual,
     CalSTRS and Stockwell) shall have the right to request, in a written notice
     (a "Final Sale Notice") delivered to Parent and each Cypress Member, that the Cypress Members and the Parent initiate a process designed to result in the consummation of a Transfer of all of the Shares (or a similar transaction, including a merger or sale of all or substantially all of
     Parent's assets) to a Third Party Purchaser (such a Transfer, a "Final
     Sale").

               (i) Upon receipt of a Final Sale Notice, the Cypress Members and
          Parent shall, as soon as reasonably practicable under the
          circumstances, retain an agent or investment banker and instruct such
          Person to initiate a process designed to result in a Final Sale.

               (ii) In the event that any Cypress Member or Parent receives a bona fide offer from a Third Party Purchaser to enter into a Final
          Sale and Cypress Members holding a majority of the Cypress Members'
          outstanding Shares wish to accept such offer, such Cypress Member or
          Parent shall send written notice (a "Final Buyout Notice") to the other Stockholders notifying them that they will be required to sell all of their Shares in such Final Sale.

                                                                              23

               (iii) Upon receipt of a Final Buyout Notice, each Stockholder receiving such notice shall be obligated, subject to paragraph (iv)
          below:

               (A)  to sell all of its Shares in the Final Sale on the same economic terms and conditions as the selling Cypress
                    Members;

               (B)  to sell all of its Convertible Securities (which shall be calculated based on the number of shares of Common Stock
                    issuable upon conversion, exercise or exchange of such
                    Convertible Securities) in the Final Sale on the same
                    economic terms and conditions as the selling Cypress
                    Members, subject to appropriate adjustment to reflect terms of such Convertible Security with respect to conversion,
                    exercise or exchange thereof into shares of Common Stock;
                    and

               (C)  otherwise to take all necessary action to cause the
                    consummation of such transaction, including voting its
                    Shares in favor of such transaction and not exercising any appraisal rights in connection therewith.

               (iv) Each Stockholder further agrees to (A) take all actions
          (including executing documents) in connection with the consummation of the proposed Final Sale as may reasonably be requested of it by any
          Cypress Member and (B) appoint any Cypress Member as its
          attorney-in-fact to do the same on its behalf; provided that the documents to be executed in connection with the Final Sale shall not require any Stockholder to (A) provide a non-competition covenant or restrict its ability to make investments in any business, (B) accept salary in lieu of any amount which is reasonably attributable to the purchase price, (C) make representations or warranties or provide indemnities regarding any other Stockholder, (D) provide indemnities
          (except with respect to representations and warranties made as to itself and its conduct and status (and that of its Affiliates (other than Parent and its subsidiaries)) other than on a pro rata basis
          (based upon such Stockholder's portion of Shares and Convertible
          Securities subject to the Final Sale) or (E) agree to indemnities that exceed the proceeds received by such Stockholder in connection with such sale.

          (d) Parent and its subsidiaries shall pay all costs associated with any transaction contemplated by this Section 5.2.

     5.3. Demand Registrations Following an IPO. (a) At any time and from time to time after the expiration of the 180-day period following the consummation by
Parent of a Public Offering, any Demand Holder may request (the "Requesting
Demand Holder"), subject to this Article V, in a written notice to Parent that
Parent file a Registration Statement (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of all or a portion of such Requesting Demand Holder's and its
Permitted Transferees' Registrable Securities in the manner specified in such notice.

          (b) Following receipt of any notice under Section 5.3(a), Parent shall within 10 days notify all other Holders of such request in writing and thereafter, as expeditiously as possible, use its reasonable best efforts to cause to be filed for registration under the Securities Act all
     Registrable Securities that the Requesting Demand Holders and such other
     Holders have, within 15 Business Days after their receipt of such notice, requested to be registered in accordance with

                                                                              24

     the manner of disposition specified in such notice by the Requesting Demand
     Holders; provided that Parent shall not be required to register Registrable
     Securities pursuant to:

               (i) more than six Registration Statements in response to requests pursuant to Section 5.3(a) by the Cypress Members and their transferees that become Demand Holders under clause (iii) of the definition thereof;

               (ii) more than two Registration Statements in response to
          requests pursuant to Section 5.3(a) by OMERS and its transferees that become Demand Holders under clause (iii) of the definition thereof; or

               (iii) more than one Registration Statement in response to
          requests pursuant to Section 5.3(a) by NW Mutual and its transferees that become Demand Holders under clause (iii) of the definition thereof.

          (c) If the Requesting Demand Holder intends to have the Registrable
     Securities distributed by means of an underwritten offering, Parent shall include such information in the written notice referred to in Section
     5.3(b). In such event, the right of any Holder to include its Registrable
     Securities in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such
     Holder's Registrable Securities in the underwritten offering to the extent provided below. All Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. The managing underwriter or underwriters shall be selected by Parent, with the consent of the Requesting Demand Holder, which consent shall not be unreasonably withheld. No Holder shall be required to make any representations or warranties to or agreements with Parent or the underwriters other than representations, warranties or agreements regarding such Holder, the statements contained in the Registration Statement that were supplied by such Holder in writing expressly for inclusion therein, the Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriters. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to Parent, the managing underwriter and the Requesting Demand Holders. The securities so withdrawn also shall be withdrawn from registration.

          (d) Notwithstanding any provision of this Agreement to the contrary,
     Parent shall not be required to effect a registration pursuant to this
     Section 5.3 during the period starting with the date of filing by Parent of, and ending on the date 120 days (or 180 days, in the case of an initial
     Public Offering) following the effective date of, (i) any other
     Registration Statement requested under this Section 5.3 or (ii) any other
     Registration Statement pertaining to a Public Offering of securities for the account of Parent or on behalf of Stockholders which the Demand Holders have been entitled to join pursuant to Section 5.4.

          (e) A registration requested pursuant to this Section 5.3 shall not be deemed to have been effected for purposes of the proviso to Section 5.3(b)
     unless (i) the Registration Statement with respect thereto has been declared effective by the SEC, (ii) such Registration Statement has remained effective for the period set forth in Section 5.6(b), and (iii)
     the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other similar order or requirement of the SEC during such period; provided that if, with respect to any request for registration pursuant to this Section 5.3, the Requesting
     Demand Holder shall have withdrawn such request prior to the Registration
     Statement with respect thereto being declared effective by

                                                                              25

     the SEC, then, notwithstanding clause (i) above, such registration shall be deemed to have been effected for purposes of the proviso to Section 5.3(b)
     (unless (x) such Requesting Demand Holder shall have paid or provided for the payment of all Registration Expenses or (y) the withdrawal is due to material adverse information relating specifically to Parent which the
     Requesting Demand Holder did not know and reasonably should not have known at the time the Registration Statement was previously filed with the SEC);
     provided, further, that, if (A) with respect to any request for registration pursuant to this Section 5.3, the Requesting Demand Holder shall have withdrawn such request prior to the Registration Statement with respect thereto being declared effective by the SEC and (B) with respect to any two previous requests for registration pursuant to this Section 5.3, such Requesting Demand Holder shall have withdrawn such requests prior to the Registration Statements with respect thereto being declared effective by the SEC, then, notwithstanding clause (i) above, whether or not such
     Requesting Demand Holder shall have paid or provided for the payment of the
     Registration Expenses with respect to such request or any previous requests, such registration shall be deemed to have been effected for purposes of the proviso to Section 5.3(b).

          (f) Notwithstanding any provision of this Section 5.3, if the registration of which Parent gives notice pursuant to Section 5.3(b) is for an underwritten offering and the managing underwriter or underwriters determine in good faith that the total amount of Registrable Securities proposed to be included in such offering is such as to adversely affect the success of such offering, then Parent shall include in such registration the amount of Registrable Securities which Parent is so advised can be sold in such offering and the number of Registrable Securities of each Holder seeking to have Registrable Securities registered in such offering shall be reduced or limited pro rata among all such Holders in the proportion that the number of Registrable Securities sought to be registered by each such
     Holder bears to the total number of Registrable Securities sought to be registered by all such Holders; provided that if the Requesting Demand
     Holder is not able to sell at least 50% of the Registrable Securities it requested to be registered pursuant to this Section 5.3 because of the foregoing provisions of this Section 5.3(f) and such Requesting Demand
     Holder has no other rights to request registration pursuant to Section 5.3, such Requesting Demand Holder (so long as it remains a Demand Holder) shall continue to have the right to request one more registration statement to be filed on its behalf pursuant to Section 5.3(b).

     5.4. Incidental "Piggyback" Registration. (a) Subject to Section 5.10, if
at any time Parent determines that it shall file a Registration Statement under the Securities Act (other than a Registration Statement in connection with the initial Public Offering in which no Stockholder sells any of its Shares or on a
Form S-4 or S-8 or any successor or similar forms) with respect to its Common
Stock or any Convertible Security, Parent shall each such time promptly give each Holder written notice of such determination setting forth the date on which
Parent proposes to file such Registration Statement and advising each Holder of its right to have Registrable Securities included in such registration. Upon the written request of any Holder received by Parent no later than 15 Business Days after receipt of Parent's notice, Parent shall use its reasonable best efforts to cause to be included for registration under the Securities Act all of the
Registrable Securities that such Holder has so requested to be registered;
provided that if, at any time after giving written notice of its intention to register securities for sale by Parent and prior to the effective date of the
Registration Statement filed in connection with such registration, Parent shall determine for any reason not to proceed with the proposed registration of such securities, then Parent may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration
Expenses in connection therewith), without prejudice, however, to the rights of any Demand Holder to request such registration to be effected as a registration under Section 5.3.

                                                                              26

          (b) Notwithstanding the provisions of Section 5.4(a), if the registration of which Parent gives notice pursuant to Section 5.4(a) is for an underwritten offering and the managing underwriter or underwriters determine in good faith that the total amount of Registrable Securities and other securities of Parent proposed to be included in such offering is such as to adversely affect the success of such offering, then Parent shall include in such registration the amount of Registrable Securities and other securities of Parent which Parent is so advised can be sold in such offering and the number of Registrable Securities of each Holder seeking to have Registrable Securities registered in such offering shall be reduced or limited pro rata among all such Holders in the proportion that the number of Registrable Securities sought to be registered by each such Holder bears to the total number of Registrable Securities sought to be registered by all such Holders.

     5.5. No "Shelf" Registration Under Rule 415. Notwithstanding any provision of this Agreement to the contrary, Parent shall not be required to effect any registration of Registrable Securities pursuant to this Agreement for sale on a delayed or continuous basis in reliance on Rule 415 of the Securities Act, or any successor rule, unless Parent, in its sole discretion, determines to permit such a registration.

     5.6. Obligations of Parent. (a) Whenever required under Section 5.2(a),
Section 5.3 or Section 5.4 to use its reasonable best efforts to effect the registration of any Registrable Securities, Parent shall, as expeditiously as practicable:

               (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby determined as provided in Section 5.6(b);

               (ii) prepare and file with the SEC such amendments and
          supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all
          Registrable Securities covered by such Registration Statement, and furnish to the Holders of such Registrable Securities copies of any such amendments and supplements prior to their being used or filed with the SEC;

               (iii) furnish to the Holders of such Registrable Securities such numbers of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the Securities Act) and such other documents and information as they may reasonably request and make available for inspection by the parties referred to in Section 5.6(a)(iv) below such financial and other information and books and records of Parent, and cause the officers, directors, employees, counsel and independent certified public accountants of Parent to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

               (iv) provide (A) the Holders of the Registrable Securities to be included in such Registration Statement, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the
          Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor, (D) counsel for such underwriters or agent, and (E) not

                                                                              27

          more than one counsel for all the Holders of such Registrable
          Securities, the opportunity to participate in the preparation of such
          Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto;

               (v) use its reasonable best efforts to register or qualify the
          Registrable Securities covered by such Registration Statement under such securities or blue sky laws of such jurisdictions within the
          United States and Puerto Rico as shall be reasonably appropriate for the distribution of such Registrable Securities; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to register or qualify to do business in, or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this Section 5.6(a)(v) be obligated to do so, or to take any action that would subject it to taxation in an amount greater than it would be subject but for the requirements of this paragraph; and provided, further, that Parent shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so;

               (vi) promptly notify the selling Holders of Registrable
          Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such
          Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC or by any Blue
          Sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such Registration Statement or prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of Parent contained in any underwriting agreement or other customary agreement cease to be true and correct in all material respects or (E) of the receipt by
          Parent of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (vii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto at the earliest practicable date;

               (viii) promptly notify each selling Holder of Registrable
          Securities, at any time when a prospectus relating to such Registrable
          Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included or incorporated by reference in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated

                                                                              28

          therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading;

               (ix) furnish, at the request of any Holder requesting
          registration of Registrable Securities pursuant to Section 5.2(a),
          Section 5.3 or Section 5.4, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such Registrable Securities becomes effective, (A) a signed opinion, dated such date, of the independent legal counsel representing Parent for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and (B) letters, dated such date and the date the offering is priced, from the independent certified public accountants of Parent, addressed to the underwriters, if any, and if such
          Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to Parent (x) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Parent included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) covering such other financial matters
          (including information as to the period ending not more than five (5)
          Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable
          Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

               (x) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form, including, without limitation, customary indemnification provisions substantially consistent with Section 5.12 and, to the extent required by the underwriters, customary lockup provisions substantially consistent with Section 5.13) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the Registration Statement;

               (xi) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect registration or the offering or sale in connection therewith or to enable the selling
          Holder or Holders to offer, or to consummate the disposition of, their
          Registrable Securities;

               (xii) cooperate with the Holders of the Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable
          Securities to be sold, which certificates shall conform to the requirements of the principal securities exchange or market on which the Registrable Securities are then listed or admitted to trading and shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable

                                                                              29

          Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of the Registrable Securities;

               (xiii) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a)
          of the Securities Act;

               (xiv) use its reasonable best efforts to list the Registrable
          Securities covered by such Registration Statement with any securities exchange or quotation system on which the Common Stock is then listed or quoted; and

               (xv) use its reasonable best efforts to make available the executive officers of Parent to participate with the Holders of
          Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable
          Securities.

          (b) For purposes of Section 5.6(a), and with respect to registration required pursuant to Section 5.3, (i) the period of distribution of
     Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it and (ii) the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable
     Securities covered thereby and 180 days (or such shorter period as may be required in the underwriting agreement) after the effective date thereof.

          (c) Each Holder of Registrable Securities agrees that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 5.6(a)(viii), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.6(a)(viii)
     and, if so directed by Parent, such Holder will deliver to Parent (at
     Parent's expense) all copies, other than permanent file copies then in such
     Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that any period of time during which a Holder must discontinue disposition of
     Registrable Securities shall not be included in the determination of a period of distribution for purposes of Section 5.6(b).

     5.7. Parent Right to Postpone. If the Board of Directors, in its good faith judgment after consultation with outside counsel, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or other similar material transaction involving Parent or any of its subsidiaries or that such registration would require disclosure of material non-public information that the Board of Directors, in its good faith judgment after consultation with outside counsel, deems not advisable to disclose (a "Valid Business Reason"), Parent may (x) postpone for a reasonable period of time (but not exceeding 120 days) filing a Registration Statement relating to a Demand Registration and (y) in the case in which a Registration
Statement has been filed relating to a Demand Registration, if the Valid
Business Reason has not resulted from actions taken by Parent and upon approval of a majority of the Board of Directors, withdraw such Registration Statement or suspend further offers and sales of Registrable

                                                                              30

Securities until the cessation of such Valid Business Reason (but in no event exceeding 120 days). Parent shall give written notice to any selling Holder of
Registrable Securities (in the case of a Demand Registration) of its determination to postpone such offering or withdraw such Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, Parent may not postpone an offering or withdraw a Registration Statement more than once in any twelve-month period.

     5.8. Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Agreement that the
Holders participating in a registration shall furnish to Parent such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as Parent shall reasonably request and as shall be required in connection with the action to be taken by Parent.

     5.9. Expenses of Registration. Except as otherwise provided in Section 5.3, all fees, costs and expenses incurred in connection with each registration or attempted registration pursuant to Section 5.2(a), Section 5.3 or 5.4, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting costs and fees (including the expenses of any special audits or "cold comfort" letters required by or incident to Parent's performance of its obligations under Section 5.6), fees of the National Association of
Securities Dealers, Inc. (the "NASD"), listing fees, fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for each of Parent and the underwriters, fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and fees and expenses of the Holders participating therein (including counsel to the
Holders), shall be paid by Parent; provided that Parent shall not be required to pay the fees and expenses of more than one counsel for all Holders participating therein.

     5.10. Underwriting Requirements. In connection with any underwritten offering, Parent shall not be required under Section 5.4 to include Registrable
Securities in such underwritten offering unless the Holders of such Registrable
Securities accept the terms of the underwriting of such offering that have been reasonably agreed upon between Parent, the Requesting Demand Holder and the underwriters selected in accordance with this Agreement.

     5.11. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the
Registrable Securities to the public without registration, Parent agrees that, after such time as Parent shall have consummated a Public Offering:

          (a) it will make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by Parent under the Securities Act and the Exchange Act;

          (c) furnish to each Holder of Registrable Securities forthwith upon written request (i) a written statement by Parent as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange
     Act, (ii) a copy of the most recent annual or quarterly report of Parent, and (iii) such other reports and documents so filed by Parent as such
     Holder may reasonably request in availing itself of Rule 144; and

          (d) it will, upon the reasonable request of a Stockholder, provide reasonable cooperation in connection with the marketing of a "block"
     transfer of Registrable Securities by such Person

                                                                              31

     pursuant to Rule 144; provided that (i) Parent shall not be required to expend an unreasonable amount of time or effort in connection therewith and shall be reimbursed for its out-of-pocket expenses, if any, incurred in connection therewith (it being agreed that Parent shall not be required to participate in any "road show" in connection with any such block transfer)
     and (ii) the Stockholders participating in such "block" transfer own in the aggregate at least 2% of the Total Fully Diluted Shares.

     5.12. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) Parent shall indemnify and hold harmless each Holder, such
     Holder's directors and officers, and each person, if any, who controls such
     Holder within the meaning of either Section 15 of the Securities Act or
     Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of a material fact contained in such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Parent shall not be liable to any Holder, or such Holder's directors or officers or controlling persons, in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in conformity with written information relating to such Holder furnished to Parent by such
     Holder expressly for inclusion therein in connection with such registration; and, provided, further, that as to any preliminary prospectus or any final prospectus this indemnity agreement shall not inure to the benefit of any Holder, or such Holder's directors or officers or controlling persons, on account of any losses, claims, damages or liability arising from the sale of Registrable Securities to any person by such
     Holder if such Holder or its representatives failed to send or give a copy of the final prospectus or a prospectus supplement, as the case may be
     (excluding documents incorporated by reference therein), as the same may be amended or supplemented, to that person within the time required by the
     Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus or final prospectus was corrected in the final prospectus or such prospectus supplement, as the case may be (excluding documents incorporated by reference therein), unless such failure resulted from non-compliance by Parent with Section 5.6(c). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, or such Holder's directors or officers or controlling persons, and shall survive the transfer of such securities by such Holder.

          (b) Each Holder requesting or joining in a registration, severally and not jointly, shall indemnify and hold harmless Parent, each of its directors and officers and each person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the
     Exchange Act to the same extent as the foregoing indemnity from Parent to the Holders but only with reference to written information relating to such
     Holder furnished to Parent by such Holder expressly for inclusion in connection with such registration; provided, however, that the liability of each Holder hereunder shall not exceed the net proceeds received by such
     Holder from the sale of Registrable Securities covered by such registration.

                                                                              32

          (c) In case any proceeding (including any governmental investigation)
     shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 5.12(a) or (b), such person (the
     "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties unless in the reasonable judgment of the indemnified party there are defenses or cross or counterclaims available to it that are not available to all other indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the affected Holder(s), in the case of parties indemnified pursuant to Section 5.12(a), and by Parent, in the case of parties indemnified pursuant to Section 5.12(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this
     Section 5.12(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if
     (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in Section 5.12(a) or (b)
     shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.12(a) or(b) in respect of any loss, claim, damage, liability or action referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action, in such proportion as shall be appropriate to reflect the relative fault of Parent on the one hand and such Holders on the other with respect to the statements or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Parent or such Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Parent and the Holders agree that it would not be just and equitable if contributions pursuant to this Section

                                                                              33

     5.12(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability or action, referred to above in this Section 5.12(d) shall be deemed to include, for purposes of this
     Section 5.12(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.12(d), no
     Holder shall be required to contribute any amount in excess of the amount of the net proceeds received by such Holder from the sale of Registrable
     Securities covered by such Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
     Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5.13. Lockup. Each Holder shall, in connection with any registration of
Parent's securities, upon the request of Parent or the underwriters managing any underwritten offering of such securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Securities (other than those included in the registration) without the prior written consent of Parent or the underwriter for such period of time (not to exceed 180 days) from the effective date of such registration as Parent or the underwriters may specify.

     5.14. Transfer of Certain Registration Rights. The registration rights
(other than (x) the right of a Demand Holder to request registration under
Section 5.3, which shall be transferable only in accordance with the definition thereof, and (y) the rights under Section 5.2, which shall be transferable only in accordance with the definition of OMERS Members) of any Holder under this
Agreement with respect to the Registrable Securities of such Holder may be transferred to any Person who acquires any Registrable Securities of such
Holder; provided that (i) the transfer of the Registrable Securities to such
Person is made in accordance with all then applicable provisions of this
Agreement; (ii) the transferring Holder shall give Parent written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; and (iii) such transferee shall agree in writing, in form and substance reasonably satisfactory to Parent, to be bound as a Holder by the provisions of this Article V.

     5.15. Selection of Counsel. In connection with any registration of
Registrable Securities pursuant to Sections 5.2(a), 5.3 or 5.4, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration, which counsel shall be reasonably acceptable to Parent.

                                   ARTICLE VI
                            AFTER-ACQUIRED SECURITIES

     6.1. After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares now owned or that may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of the Shares (including without limitation, upon the exercise of any option or warrant), corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or that are acquired by a Stockholder in any other manner, and, in the case of any such event, appropriate adjustment shall be made to any number of
Shares or Registrable Securities hereunder to take account of such event.

                                                                              34

                                  ARTICLE VII
                            STOCK CERTIFICATE LEGEND

     7.1. Share Certificates. (a) The Stockholders agree that each certificate representing the Shares now or hereafter held by a Stockholder shall be endorsed with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A
     CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 30, 2004, AS THE SAME
     MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN
     ACCORDANCE WITH ITS TERMS, WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN
     RESTRICTIONS ON THE (I) VOTING AND (II) SALE, TRANSFER, PLEDGE,
     HYPOTHECATION, OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS
     CERTIFICATE. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES
     OF PARENT AND WILL BE FURNISHED UPON REQUEST TO THE PURCHASER OR
     PROSPECTIVE PURCHASER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED
     UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES
     LAWS OF ANY STATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION
     OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY
     BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER
     THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE
     SKY" LAWS OR (B) IF PARENT HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL
     WHICH SHALL BE REASONABLY SATISFACTORY TO PARENT TO THE EFFECT THAT SUCH
     SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS
     NOT IN VIOLATION OF THE ACT OR APPLICABLE STATE SECURITIES LAWS.

          [IF SUCH CERTIFICATE IS ISSUED IN CANADA OR TO A CANADIAN RESIDENT]
     UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY
     MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY
     AFTER THE LATER OF (i) [INSERT THE DISTRIBUTION DATE], AND (ii) THE DATE
     THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF
     CANADA."

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of service, if served personally, (ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital method (provided such transmission is followed by delivery as described in either clause (i) or clause
(iii) of this Section 8.1, (iii) on the first Business Day after it is sent, if sent for next day delivery by recognized overnight delivery service (e.g.,
Federal Express) and (iv) on the third day after being sent, if sent by first class mail,

                                                                              35

registered or certified, postage prepaid and return receipt requested. In each case, notice shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Parent:
                  -------------

                  Affinia Group Holdings Inc.
                  c/o The Cypress Group L.L.C.
                  65 East 55th Street
                  New York, New York 10022
                  Attn: Michael F. Finley
                  Facsimile: (212) 705-0199

                  If to the Cypress Group:
                  ------------------------

                  Cypress Merchant Banking Partners II L.P.
                  55th Street Partners II L.P.
                  Cypress Merchant Banking II C.V.
                  Cypress Side-By-Side L.L.C.
                  c/o The Cypress Group L.L.C.
                  65 East 55th Street, 28th Floor
                  New York, New York  10022
                  Attn: Joseph Parzick and Michael F. Finley
                  Facsimile: (212) 705-0199

                  with a copy to:

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, New York  10017
                  Attn: William E. Curbow, Esq.
                  Facsimile: (212) 455-2502

                  If to OMERS:
                  ------------

                  Ontario Municipal Employees Retirement Board
                  One Financial Place
                  1 Adelaide Street East
                  Suite 2800, Box 198
                  Toronto, ON  M5C
                  Attn: Donald J. Morrison
                  Facsimile: (416) 361-5042

                  with a copy to:

                  Stikeman Elliott LLP
                  Suite 5300
                  199 Bay Street
                  Toronto, Ontario  M5L1B9
                  Attn: Samantha Horn

                                                                              36

                  Facsimile: (416) 947-0866

                  If to NW Mutual:
                  ----------------

                  The Northwestern Mutual Life Insurance Company
                  720 East Wisconsin Avenue
                  Milwaukee, Wisconsin 53202
                  Attn: Securities Dept.
                  Facsimile: (414) 665-7124

                  with a copy to:

                  The Northwestern Mutual Life Insurance Company
                  720 East Wisconsin Avenue
                  Milwaukee, Wisconsin 53202
                  Attn: Law Dept. - Karen Stevens
                  Facsimile: (414) 665-7016

                  If to California State Teachers' Retirement System:
                  --------------------------------------------------

                  California State Teachers' Retirement System
                  7667 Folsom Boulevard, Suite 250
                  Sacramento, CA 95826
                  Attn: Richard Rose
                  Facsimile: (916) 229-3790

                  If to Stockwell Fund, L.P.
                  --------------------------

                  Stockwell Fund, L.P.
                  222 W. Adams Street
                  Suite 1000
                  Chicago, IL 60606
                  Attn: Chief Financial Officer
                  Facsimile: (312) 795-0455

     8.2. Financial Information. Until the IPO Completion Date, Parent will furnish to each of the Stockholders copies of the quarterly and annual "reports"
containing financial information, in any case to the extent required, as of the date hereof, to be provided to the holders of Affinia's senior subordinated notes under the indenture applicable to such notes (even if such notes are no longer outstanding), it being understood and agreed that the public filing of such quarterly and annual "reports" with the SEC shall satisfy the foregoing requirements to furnish such information to each Stockholder. To the extent
Parent provides any Stockholder with any other information from time to time,
(a) such Stockholders shall hold such information in strict confidence and (b)
such Stockholder shall execute and deliver to Parent such reasonable supplemental confidentiality undertakings with respect to such information as
Parent may reasonably request at any time and from time to time. In addition,
Parent shall, to the extent required by applicable law, provide each Stockholder access to its books and records.

     8.3. Authority and Effect of Agreement. Each of Parent and each Stockholder represents and warrants to the other parties as follows: (a) such party has all requisite power, authority and legal capacity to enter into this Agreement and perform such party's obligations hereunder; (b) if such party is a corporation or partnership, the execution and delivery of this Agreement by such party and the

                                                                              37

performance of such party's obligations hereunder have been duly authorized by all necessary corporate or partnership action, as the case may be, on the part of such party; and (c) this Agreement has been duly executed and delivered by and (assuming this Agreement constitutes a valid and binding agreement of the other parties) constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally.

     8.4. Amendment and Waiver. (a) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this
Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective:

               (i) only if it is made or given in writing and signed by (A)
          Stockholders holding more than 67% of the outstanding Shares owned by all Stockholders and (B) the Cypress Members, so long as they hold, in the aggregate, at least 20% of the outstanding Shares; and

               (ii) only in the specific instance and for the specific purpose for which made or given;

provided that no such amendment, supplement or modification of or to any provision of this Agreement, waiver of any provision of this Agreement, or consent to any departure by any party from the terms of any provision of this
Agreement, shall be effective as to any Stockholder which shall not have consented thereto in writing if the rights or obligations of such Stockholder under this Agreement shall have been adversely affected thereby in any material respect.

          (b) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

     8.5. Specific Performance. The parties hereto intend that each of the parties has the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder.
Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

     8.6. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     8.7. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     8.8. Entire Agreement. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into between the parties hereto, and constitutes the entire agreement by the parties hereto, related to the matters specified herein.

                                                                              38

     8.9. Term of Agreement. (a) This Agreement shall become effective upon the execution hereof and shall continue for so long as permitted under applicable law.

          (b) Notwithstanding Section 8.9(a), this Agreement shall terminate permanently as to any Stockholder at such time as such Stockholder no longer owns any Shares; provided that any Permitted Transferee or other
     Person that holds any Shares previously held by a Stockholder and has agreed to be bound hereby in accordance with the terms hereof in connection with the Transfer to such Permitted Transferee or other Person shall continue to be bound hereby as a Stockholder with respect to such Shares.

     8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE
AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     8.11. Consent to Jurisdiction and Service of Process. Any claim arising out of or relating to this Agreement may be instituted in Federal or State court in the State of New York (unless personal or subject matter jurisdiction cannot be obtained therein), and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such courts in any such claim. Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise against any other party in any other jurisdiction.

     8.12. Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     8.13. Successors and Assigns; Power of Certain Representatives. (a) This
Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable except in connection with a Transfer of Shares in accordance with this Agreement.

          (b) Each party hereunder shall be entitled to rely on any notice, consent, waiver, approval or action given or taken by the Cypress Members which represent that they then own a majority of the Shares owned by the
     Cypress Members and any such notice, consent, waiver, approval or action so given or made shall be binding upon the Cypress Members.

     8.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  [Remainder of page left intentionally blank]

         IN WITNESS WHEREOF, the parties hereto have signed and delivered this
Agreement as of the date first above written.

                                       AFFINIA GROUP HOLDINGS INC.

                                       By: /s/ David P. Spalding
                                           -------------------------------------
                                           Name:  David P. Spalding
                                           Title: Director and Vice President

                                       CYPRESS MERCHANT BANKING PARTNERS II L.P.

                                       By: Cypress Associates II LLC, its
                                           general partner

                                       By: /s/ David P. Spalding
                                           -------------------------------------
                                           Name:  David P. Spalding
                                           Title: Managing Member

                                       55TH STREET PARTNERS II L.P.

                                       By: Cypress Associates II LLC, its
                                           general partner

                                       By: /s/ David P. Spalding
                                           -------------------------------------
                                           Name:  David P. Spalding
                                           Title: Managing Member

                                       CYPRESS MERCHANT BANKING II C.V.

                                       By: Cypress Associates II LLC, its
                                           managing general partner

                                       By: /s/ David P. Spalding
                                           -------------------------------------
                                           Name:  David P. Spalding
                                           Title: Managing Member

                                       CYPRESS SIDE-BY-SIDE L.L.C.

                                       By: /s/ David P. Spalding
                                           -------------------------------------
                                           Name:  David P. Spalding
                                           Title: Authorized Signer

                     Signature Page - Shareholders Agreement

                                       ONTARIO MUNICIPAL EMPLOYEES RETIREMENT
                                           BOARD

                                       By: /s/ Gerard G. McGrath
                                           -------------------------------------
                                           Name:  Gerard G. McGrath
                                           Title: Executive Vice President

                                       By: /s/ John Young
                                           -------------------------------------
                                           Name:  John Young
                                           Title: Senior Vice President

                     Signature Page - Shareholders Agreement

                                       THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                           COMPANY

                                       By: /s/ Timothy S. Collins
                                           -------------------------------------
                                           Name:  Timothy S. Collins
                                           Title: Its Authorized Representative

                     Signature Page - Shareholders Agreement

                                       CALIFORNIA STATE TEACHERS' RETIREMENT
                                           SYSTEM

                                       By: /s/ Christopher J. Ailman
                                           -------------------------------------
                                           Name:  Christopher J. Ailman
                                           Title: Chief Investment Officer

                     Signature Page - Shareholders Agreement

                                       STOCKWELL FUND, L.P.

                                       By: Stockwell Managers, LLC, its general
                                           partner

                                       By: /s/ Michael Mutugal
                                           -------------------------------------
                                           Name:  Michael Mutugal
                                           Title: Vice President

                     Signature Page - Shareholders Agreement